Exhibit 10.1

AMENDMENT, WAIVER AND EXCHANGE AGREEMENT

This Amendment, Waiver and Exchange Agreement (the “Agreement”) is entered into as of April __, 2026, by and between GCL Global Holdings Ltd, an exempted company incorporated under the laws of the Cayman Islands, with offices located at 29 Tai Seng Ave., #2-01, Natural Cool Lifestyle Hub, Singapore 534119 (the “Company”), and the investor signatory hereto (the “Holder”), with reference to the following facts:

A. On May 21, 2025, the Company entered into that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), pursuant to which the Company agreed to sell, and the Holder agreed to purchase, at one or more closings, certain original issue discount senior convertible debentures of the Company (the “Notes”). Capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement.

B. As of the date hereof, the Holder holds such aggregate outstanding amount of the Notes (including all accrued but unpaid interests) as set forth on the signature page of the Holder attached hereto (the “Exchange Note”), which Exchange Note is the only Note acquired pursuant to the Securities Purchase Agreement that is outstanding.

C. The Company and the Holder desire that, on the date hereof, (a) the Company and the Holder shall exchange (the “Exchange”) the Exchange Note for a warrant to purchase Ordinary Shares in the form attached hereto as Exhibit A (the “New Warrant”, as exercised, the “New Warrant Shares”, and together with the New Warrant, the “Securities”), which shall initially be exercisable into such aggregate number of New Warrant Shares as set forth on the signature page of the Holder attached hereto, subject to limitations on exercise set forth therein, at such exercise price per New Warrant Share as set forth on the signature page of the Holder attached hereto and (b) effective as of the time of consummation of the Exchange and the execution and delivery by the Company and the Transfer Agent of the Irrevocable Transfer Agent Instructions (as defined below) (the “Waiver Effective Time”), the Holder and the Company shall each irrevocably waive (i) any right to consummate any Additional Closing or cause the Company to issue Additional Notes pursuant to the Securities Purchase Agreement (with the Additional Closing Expiration Date deemed to have occurred as of the Waiver Effective Time), including, but not limited to, Sections 1(a)(ii), 1(b)(ii), 1(d)(ii), 4(i)(i)(2), 6(b), and 7(b) of the Securities Purchase Agreement, and (ii) Sections 4(c), 4(e), 4(f), 4(i)(iii), 4(i)(iv), 4(k) to 4(v), 4(y) and 5 of the Securities Purchase Agreement (collectively, the “Waivers”).

D. Each of the Company and the Holder desire to effectuate the Waivers and the Exchange (collectively, the “Exchange Transactions”) on the basis and subject to the terms and conditions set forth in this Agreement.

E. The Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Exchange Transactions; Amendments

(a) Exchange of Warrants. As of the date hereof, pursuant to Section 3(a)(9) of the Securities Act, the Holder hereby agrees to convey, assign and transfer the Exchange Note to the Company in exchange for which the Company shall issue the New Warrant to the Holder (the “Exchange”). The Company shall duly execute and deliver a certificate evidencing the New Warrant to the Holder as soon as commercially practicable following the time of consummation of the Exchange, but no later than the fifth (5th) Trading Day after the date hereof; provided, that the failure of the Company to deliver such certificate shall not prevent the exercise, in whole or in part, of the new Warrant by the Holder as and when permitted pursuant to the terms thereof.

(b) Transfer Agent Instructions. On or prior to the date hereof, the Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable, the “Transfer Agent”) in a form attached hereto as Exhibit B (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of the Holder or its respective nominee(s), for the New Warrant Shares in such amounts as specified from time to time by the Holder to the Company upon exercise of the New Warrant.

(c) Return of Exchange Note and other Note Certificates. As soon as commercially practicable following the date hereof, the Holder shall deliver or cause to be delivered to the Company (or its assignee) the Exchange Note and all other Notes issued pursuant to the Securities Purchase Agreement (whether or not outstanding) (or affidavit of lost note), as applicable, in form provided upon request by the Company and reasonably acceptable to the Holder). Effective as of the later of the time of consummation of the Exchange (the “Release Time”), the Holder hereby relinquishes all rights, title and interest in Exchange Note and the Exchange Note shall be cancelled.

(d) Waivers. Effective as of the Waiver Effective Time, each of the Company and the Holder hereby irrevocably grants the Waivers. Once granted pursuant to this Agreement, the Waivers are fully binding on each of the Company and the Holder and may not be revoked, cancelled, rescinded or terminated.

(g) Other Documents. The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange Transactions.

2. Ratifications; Amendments

(a) Ratifications. Except as otherwise expressly provided herein, the Securities Purchase Agreement and each other Transaction Document (as defined in the Securities Purchase Agreement), is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof: (i) all references in the Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement, and (ii) all references in the other Transaction Documents, to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement. In the event of a conflict between this Agreement and the other Transaction Documents, this Agreement shall control.

(b) Amendments to Securities Purchase Agreement. On the date hereof, the Securities Purchase Agreement is hereby amended as follows:

(i) The defined term “Securities” is hereby amended to include the New Warrant.

(ii) The defined term “Conversion Shares” is hereby amended to include the New Warrant Shares.

(iii) The defined term “Transaction Documents” is hereby amended to include this Agreement.

3. Representations and Warranties of the Company.

(a) Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(b) Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the New Warrant and the Irrevocable Transfer Agent Instructions and each of the other agreements and certificates entered into by the parties hereto in connection with Exchange Transactions and the other the transactions contemplated by this Agreement (collectively, the “Exchange Documents”), to issue the New Warrant in accordance with the terms hereof (and upon exercise of the New Warrant, the New Warrant Shares) and the reservation for issuance and issuance of the New Warrant Shares issuable upon exercise of the New Warrant. The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the Exchange Transactions and the other transactions contemplated hereby and thereby, including, without limitation, the issuance of the New Warrant in accordance with the terms hereof (and upon exercise of the New Warrant, the New Warrant Shares) and the reservation for issuance and issuance of the New Warrant Shares issuable upon exercise of the New Warrant, have been duly authorized by the Board of Directors of the Company and, other than (i) notification filings with the Principal Market, and (ii) such filings required under applicable securities or “Blue Sky” laws of the states of the United States (the “Required Approvals”) and no further filing, consent, or authorization is required by the Company or of its Board of Directors or its shareholders. This Agreement and the other Exchange Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflict; Required Filings and Consents.

(i) The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the Exchange Transactions and the other transactions contemplated hereby and thereby will not (i) result in a violation of the certificate of incorporation of the Company (including, without limitation, any certificate of designation contained therein), bylaws of the Company, certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(ii) Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Approvals), any governmental entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the date hereof, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents.

(d) No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates or any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings.

(e) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act, pursuant to the exemption provided by Section 3(a)(9) thereof, and applicable state securities laws.

(f) Issuance of New Warrant. The issuance of the New Warrant by the Company is duly authorized and, and upon issuance in exchange for the Exchange Note in accordance with the terms of the Exchange Documents, the New Warrant shall be validly issued, fully paid and non-assessable and free from all free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, rights, proxies, equity or other adverse claim thereto (collectively, “Liens”). Upon issuance in accordance herewith or pursuant to the New Warrant, as applicable, the New Warrant Shares, when issued, will be validly issued, fully paid and nonassessable and free from all Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Ordinary Shares and, assuming the cashless exercise thereof, shall be freely tradeable by the Holder and shall be issued without any restrictive legend.

(g) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information that will not be disclosed in the 6-K Filing (as defined below). The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in the Securities. All disclosure provided to the Holder regarding the Company and its Subsidiaries, their business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

4. Representations and Warranties of Holders. The Holder represents and warrants to the Company, as of the date hereof, as follows:

(a) Organization and Authority. The Holder has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Holder and the consummation by Holder of the transactions contemplated hereby has been duly authorized by Holder’s board of directors or other governing body. This Agreement has been duly executed and delivered by Holder and constitutes the legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms.

(b) Ownership of Exchange Note. The Holder owns the Exchange Note free and clear of any Liens (other than the obligations pursuant to this Agreement, the Transaction Documents and applicable securities laws).

(c) Reliance on Exemptions. The Holder understands that the Securities are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Securities.

(d) Validity; Enforcement. This Agreement and the Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(e) No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(f) No Consideration Paid. No commission or other remuneration has been paid by the Holder for soliciting the exchange of the Exchange Note for the New Warrant as contemplated hereby.

5. Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City Time, on or prior to the first (1st) Business Day after the date of this Agreement, file a Report of Foreign Issuer on Form 6-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the Exchange Documents, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the SEC by the Company (including, without limitation, this Agreement and the New Warrant) as exhibits to such filing (including all attachments, the “6-K Filing”). From and after the filing of the 6-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 6-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Exchange Documents or as otherwise disclosed in the 6-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the Exchange Transactions; provided, that the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to the Exchange Transactions (i) in substantial conformity with the 6-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release to the extent the Holder is named in such press release or disclosure). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

6. No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of the Securities to be integrated with such offering or any prior offerings by the Company for purposes of Regulation D under the Securities Act.

7. Listing. The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the New Warrant Shares upon the Nasdaq Capital Market (the “Principal Market”) (subject to official notice of issuance). At all times any portion of the New Warrant remains outstanding, the Company shall reserve for the Holder (or its designee) at least 100% of the Ordinary Shares then issuable upon exercise of the New Warrant (without regard for any limitations on exercise set forth therein). The Company will use reasonable best efforts to maintain the Ordinary Shares’ authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Ordinary Shares on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.

8. Reporting Status. Until the date on which no New Warrants remain outstanding and the Holder shall have sold all of the New Warrant Shares (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

9. Financial Information. The Company agrees to send the following to each holder of New Warrants (each, an “Investor”) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 20-F, Reports of Foreign Issuer on Form 6-K, any other interim reports or any consolidated balance sheets, income statements, shareholders’ equity statements and/or cash flow statements for any period other than annual, any Report of Foreign Issuer on Form 6-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, e-mail copies of all press releases issued by the Company or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

10. Register; Transfer Agent Instructions; Legend.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each Investor, a register for the New Warrant in which the Company shall record the name and address of the Person in whose name the New Warrant has been issued (including the name and address of each transferee), and the number of New Warrant Shares issuable upon exercise of the New Warrant held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of the Investor or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue the Irrevocable Transfer Agent Instructions to its transfer agent (the “Transfer Agent”) and any subsequent transfer agent in a form acceptable to the Holder to issue certificates or credit shares to the applicable balance accounts at the Depository Trust Company (“DTC”), registered in the name of the Holder or its respective nominee(s), for the New Warrant Shares in such amounts as specified from time to time by the Holder to the Company upon the exercise of the New Warrant. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 10(b) will be given by the Company to its Transfer Agent with respect to the New Warrant Shares, and that the New Warrant Shares shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement, the New Warrants and the other Transaction Documents. If the Holder effects a sale, assignment or transfer of the New Warrant Shares, the Company shall permit the transfer and shall promptly instruct its Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Holder to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 10(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 10(b) that the Holder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue each legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Transfer Agent as follows: (i) upon each exercise of the New Warrant (unless such issuance is covered by a prior legal opinion previously delivered to the Transfer Agent), and (ii) on each date that the Warrant Shares may be issued without legend pursuant to Rule 144 (provided that, the Holder shall solely be required to provide reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144) or a registration statement with respect to the issuance or resale of any of the New Warrant Shares that is declared effective by the SEC. Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the issuance of such opinions or the removal of any legends on any of the New Warrant Shares shall be borne by the Company.

(c) Legends. The Holder understands that the Securities have been issued (or will be issued in the case of the New Warrant Shares) pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d) Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 10(c) above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that an Investor provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of Investor’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Investor provides the Company with an opinion of counsel to such Investor, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than one (1) Trading Day (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date such Investor delivers such legended certificate representing such Securities to the Company) following the delivery by an Investor to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with share powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Investor as may be required above in this Section 5(d), as directed by such Investor, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program (“FAST”) and such Securities are New Warrant Shares, credit the aggregate number of Ordinary Shares to which such Investor shall be entitled to such Investor’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in FAST, issue and deliver (via reputable overnight courier) to such Investor, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Investor or its designee (the date by which such credit is so required to be made to the balance account of such Investor’s or such Investor’s designee with DTC or such certificate is required to be delivered to such Investor pursuant to the foregoing is referred to herein as the “Required Delivery Date”, and the date such Ordinary Shares are actually delivered without restrictive legend to such Investor or such Investor’s designee with DTC, as applicable, the “Share Delivery Date”). The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

(e) Failure to Timely Deliver; Buy-In. If the Company fails, for any reason or for no reason, to issue and deliver (or cause to be delivered) to the applicable Investor (or its designee) by the Share Delivery Date), if the Transfer Agent is not participating in FAST, a certificate for the number of New Warrant Shares to which such Investor is entitled and register such New Warrant Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit the balance account of such Investor or such Investor’s designee with DTC for such number of New Warrant Shares submitted for legend removal by such Investor pursuant to Section 5(d) above (a “Delivery Failure”), then, in addition to all other remedies available to such Investor, the Company shall pay in cash to such Investor on each day after the Required Delivery Date and during such Delivery Failure an amount equal to 2% of the product of (A) the sum of the number of Ordinary Shares not issued to such Investor on or prior to the Required Delivery Date and to which such Investor is entitled, and (B) any trading price of the Ordinary Shares selected by such Investor in writing as in effect at any time during the period beginning on the date of the delivery by such Investor to the Company of the applicable New Warrant Shares and ending on the applicable Share Delivery Date. In addition to the foregoing, if on or prior to the Required Delivery Date either (I) if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver a certificate to an Investor and register such Ordinary Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, credit the balance account of such Investor or such Investor’s designee with DTC for the number of Ordinary Shares to which such Investor submitted for legend removal by such Investor pursuant to Section 10(d) above (ii) below or (II) a Notice Failure occurs, and if on or after such Trading Day such Investor acquires (in an open market transaction, share loan or otherwise) Ordinary Shares corresponding to all or any portion of the number of Ordinary Shares submitted for legend removal by such Investor pursuant to Section 5(d) above (a “Buy-In”), then the Company shall, within two (2) Trading Days after such Investor’s request and in such Investor’s discretion, either (i) pay cash to such Investor in an amount equal to such Investor’s total purchase price (including brokerage commissions, share loan costs and other out-of-pocket expenses, if any) for the Ordinary Shares so acquired (including, without limitation, by any other Person in respect, or on behalf, of the holder) (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or credit such Investor’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to such Investor a certificate or certificates or credit the balance account of such Investor or such Investor’s designee with DTC representing such number of Ordinary Shares that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to such Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of New Warrant Shares that the Company was required to deliver to such Investor by the Required Delivery Date multiplied by (B) the lowest Closing Sale Price (as defined in the New Warrants) of the Ordinary Shares on any Trading Day during the period commencing on the date of the delivery by such Investor to the Company of the applicable New Warrant Shares and ending on the date of such delivery and payment under this clause (ii). Nothing shall limit such Investor’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Ordinary Shares (or to electronically deliver such Ordinary Shares) as required pursuant to the terms hereof. Notwithstanding anything herein to the contrary, with respect to any given Notice Failure and/or Delivery Failure, this Section 5(e) shall not apply to the applicable Investor the extent the Company has already paid such amounts in full to such Investor with respect to such Notice Failure and/or Delivery Failure, as applicable, pursuant to the analogous sections of the New Warrant held by such Investor.

(f) FAST Compliance. While the New Warrant remain outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

11. Fees. The Company shall reimburse Kelley Drye & Warren LLP, on demand, for all costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby) in an aggregate non-accountable amount equal to $35,000 to Kelley Drye & Warren LLP (collectively, the “Legal Fee Amount”).

12. Blue Sky. The Company shall make all filings and reports relating to the Exchange as required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

13. Effective Date. Except as otherwise provided herein, this Agreement shall be deemed effective as of the later of (x) such date the Company shall paid the Legal Fee Amount to Kelley Drye & Warren LLP and (y) such date that Company and the Holder shall have duly executed and delivered this Agreement (the “Effective Date”).

14. Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Effective Date has not occurred at any time after the fifth (5th) Business Day immediately following the date of this Agreement, this Agreement shall be terminated and be null and void ab initio and no portion of the Exchange Note shall be cancelled hereunder and the Exchange Note shall remain outstanding as if this Agreement never existed.

15. Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the New Warrant (and upon exercise of the New Warrant, the New Warrant Shares (if acquired using a “cashless exercise” pursuant to the terms of the New Warrant) began on the Issuance Date of the Notes (as defined in the Notes), and the Company agrees not to take a position contrary to this Section 12. The Company acknowledges and agrees that in connection with any resale of Securities pursuant to Rule 144 of the Securities Act (“Rule 144”), the Holder shall solely be required to provide reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144, which shall not include an opinion of Holder’s counsel. The Company shall be responsible for any transfer agent fees or DTC fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of Securities in accordance herewith.

16. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

17. Amendments. This Agreement may only be amended, modified or waived with the written consent of the Company and the Holder.

18. Miscellaneous. Section 9(a)-(f), (h), (j), (o), and (p) of the Securities Purchase Agreement are hereby incorporated by reference herein, mutatis mutandis.

18.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the New Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors, including, without limitation, by way of a Fundamental Transaction (as defined in the New Warrants) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the New Warrants). The Holder may assign some or all of its rights hereunder in connection with any transfer of any of its New Warrants without the consent of the Company, in which event such assignee shall be deemed to be an Investor hereunder with respect to such assigned rights.

(a) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, Ordinary Shares and any other numbers in this Agreement that relate to the Ordinary Shares shall be automatically adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions that occur with respect to the Ordinary Shares after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Investor (or its broker or other financial representative) to effect short sales or similar transactions in the future

(b) Remedies. Each Investor and in the event of assignment by Investor of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Exchange Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Exchange Documents, any remedy at law would inadequate relief to the Investors. The Company therefore agrees that the Investors shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Exchange Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Exchange Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(c) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Exchange Documents, whenever any Investor exercises a right, election, demand or option under a Exchange Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

18.2 Indemnification.

(a) In consideration of the Holder’s execution and delivery of this Agreement and in addition to all of the Company’s other obligations under the Exchange Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Exchange Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Exchange Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Exchange Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (C) the status of the Holder or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Exchange Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(b) Promptly after receipt by an Indemnitee under this Section 18.2 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 18.2, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (A) the Company has agreed in writing to pay such fees and expenses; (B) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (C) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (C) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for the Indemnitees. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 18.2, except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(c) The indemnification required by this Section 18.2 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within ten (10) days after notice to the Company that bills are received or Indemnified Liabilities are incurred.

(d) The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

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IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date first written above.

COMPANY:

GCL GLOBAL HOLDINGS LTD

By:
Name:
Title:

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date first written above.

HOLDER:
Outstanding Amount of Exchange Note:
[HOLDER]
_______________________

Aggregate New Warrant Shares Issuable
Upon Exercise of New Warrant*	By:
Name:
_______________________	Title:

New Warrant Exercise Price Per Share:

_______________________

*	Without regard to any limitations on exercise of the New Warrant

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